CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Quarterly Report of Aviation Surveillance Systems, Inc. (the “Company”) on Form 10-Q for the quarter ended April 30, 2009 filed with the Securities and Exchange Commission (the “Report”), I,  Anusha Kumar, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/Anusha Kumar

Name:	Anusha Kumar

Title:	Principal Executive Officer, Principal Financial Officer and Director

Date:	June 15, 2009

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.